Exhibit 99.1

NEWS RELEASE For more information, contact: Bradley T. Howes Investor Relations Officer (248) 312-2000

Flagstar Appoints Michael J. Tierney as President

Succeeds Joseph Campanelli as Chief Executive Officer Effective Nov. 1

John D. Lewis to Serve as Non-Executive Chairman

TROY, Mich., Oct. 1, 2012 – Flagstar Bancorp, Inc. (NYSE: FBC) (the “Company”) and its wholly-owned subsidiary Flagstar Bank, FSB (the “Bank”) today announced that their Boards of Directors appointed Michael J. Tierney to serve as President of the Company and the Bank, effective immediately, and as Chief Executive Officer of each entity, effective November 1, 2012, in each case subject to receipt of regulatory non-objection. Upon becoming CEO, Mr. Tierney will also become a director of the Company and the Bank. Mr. Tierney has served as Executive Vice President and Managing Director of Personal Financial Services at Flagstar since February 2011.

Mr. Tierney will succeed Joseph P. Campanelli, who has served as Flagstar’s President, Chief Executive Officer and Chairman of the Board of Directors since 2009. Mr. Campanelli will continue to serve as Flagstar’s CEO and a director on the Flagstar Board until October 31, 2012, when he will resign to pursue other opportunities. Following his resignation as CEO and director, Mr. Campanelli will be available to support Flagstar in a transitional role.

“I am proud of all we have accomplished during my time as CEO,” said Mr. Campanelli. “I believe that we have turned the corner in addressing many of Flagstar’s legacy issues and have built a solid foundation for continued growth and success. I am confident that under Mike’s leadership, Flagstar can continue building on its recent momentum and further build its reputation as a top mortgage lender and a strong Midwest community bank.”

“I would like to thank Joe for all that he has done for Flagstar,” said David Treadwell, lead independent director of the Flagstar Board of Directors. “As Flagstar begins its next chapter, I am confident that Mike is the person to lead us. Since joining Flagstar early last year, Mike has been an invaluable part of the Flagstar executive team. He is an established leader with strong roots in Michigan and more than 30 years of experience in retail, consumer and commercial banking. Mike has a strong grasp of the Flagstar business and our marketplace, and we believe he is the right person to lead Flagstar as we enter a new phase of growth and development with a renewed Michigan focus.”

Mr. Tierney said, “I am honored to have the opportunity to lead Flagstar through the next phase of our growth. Joe has done an exceptional job of transforming Flagstar and returning it to profitability, and I believe we are well-positioned to build on Flagstar’s industry-leading mortgage banking franchise and award-winning retail banking operations to drive value for all our stakeholders. I intend to work collaboratively with our Board, management team, and talented employees to deliver diversified products and exceptional service to our customers and to generate enhanced value for our shareholders, while at the same time helping the communities we serve be better places to live and work.”

“On behalf of the entire Board, I thank Joe for his hard work and all he has helped Flagstar accomplish during a critical time for the Company,” said David Matlin, a member of the Flagstar Board of Directors. “Joe transformed Flagstar and led its return to profitability. We are grateful for his efforts and pleased that he will remain with us in a transitional role so that we can continue to benefit from his industry knowledge and insight. Thanks to Joe and Flagstar’s dedicated employees, I believe Flagstar is headed in the right direction and is well-positioned for continued growth and success.”

Flagstar also announced that John D. Lewis, Managing Director of Donnelly Penman & Partners and former Vice Chairman of Comerica Bank, has been appointed a director of the Company and the Bank and will serve as Non-Executive Chairman of their Boards of Directors, in each case subject to receipt of regulatory non-objection. Mr. Lewis has extensive financial services expertise, having worked for 36 years at Comerica, where he was instrumental in building and expanding Comerica’s presence in Michigan. Flagstar’s Board recognizes the importance of strong independent leadership on the Board and believes that having a Non-Executive Chairman is consistent with best practices in corporate governance.

Mr. Treadwell concluded, “We are delighted to have someone of John’s caliber join our Board and we are confident that Flagstar will benefit from his significant industry expertise and leadership as Non-Executive Chairman.”

Mr. Lewis commented, “I look forward to serving as Chairman of Flagstar and to working with Mike and the entire Board and management team as we position Flagstar for long-term success.”

About Mr. Tierney

Michael J. Tierney has served as Executive Vice President and Managing Director, Personal Financial Services, at Flagstar since February 2011. He has more than 33 years of experience in retail, consumer, and commercial banking in Michigan and throughout the Midwest, most recently as President and Chief Executive Officer of the Bluewater Bank Group, an investment group formed to purchase Michigan banks. Prior to that, Mr. Tierney was the President and Chief Executive Officer for Peoples State Bank, and was also the Senior Vice President and Managing Director for Midwest Business Banking at Chase. Mr. Tierney began his career at Comerica Bank, where he served for 28 years in various senior leadership roles, most notably as Senior Vice President, Personal Financial Services, where he oversaw 256 Michigan branches and was responsible for more than $13.5 billion in small business and consumer deposits. Mr. Tierney holds a B.S. in Finance from Central Michigan University and an MBA from the University of Detroit.

About Mr. Lewis

John D. Lewis is currently the Managing Director of Donnelly Penman & Partners. He previously spent 36 years at Comerica before retiring as Vice Chairman in 2006. During his tenure, Mr. Lewis served as a Director of Comerica Incorporated and Comerica Bank, and a

member of Comerica’s Management Policy Committee and Management Council. Mr. Lewis was instrumental in building and expanding Comerica’s presence in Michigan, Florida, California and Texas. As Director of Corporate Planning and Development in the early 1980s, he was one of the key leaders on the team that identified and successfully negotiated five acquisitions in Michigan, expanding Comerica’s presence beyond the Detroit metropolitan area. Later, through the mid-1990s, as Director of Affiliate Banking, he led the team that completed more than 30 mergers and acquisitions, establishing Comerica’s footprint in the high growth markets of Florida, Texas and California. Mr. Lewis holds a Bachelor of Science degree from the University of Dayton, and a M.B.A. from the University of Detroit. He also attended the University of Michigan Graduate School of Banking.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is the holding company for Flagstar Bank, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $14.4 billion in total assets at June 30, 2012, Flagstar is the largest publicly held savings bank headquartered in the Midwest and the largest financial institution headquartered in Michigan. As of June 30, 2012, Flagstar operated 111 branches in Michigan, 30 home loan centers in 13 states, and a total of four commercial banking offices in Massachusetts, Connecticut, and Rhode Island. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans in the country. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “expects”, “estimates,” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company’s results of operations, current expectations, plans or forecasts of core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company’s business plan and growth strategies, and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, our Forms 10-K and 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; and the imposition of regulatory enforcement actions against us. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.